Exhibit 10.59

                                 LEASE AGREEMENT
      THIS LEASE AGREEMENT ("Lease") made this 9th day of September, 1985, between 5 Mile Point Industrial Park, Inc. with an address of c/o A. J. CERASARO, INC., Box 237, Endicott, New York, 13760 ("Lessor") and MAMCO MILLWORKS OF NEW YORK, INC., a New York corporation with an address c/o Middle Atlantic Millwork Co., Chestnut & Academy Avenues, Box 65, Woodbury
Heights, New Jersey 08097 ("Lessee").


                             W I T N E S S E T H:

      1. DEMISE OF PREMISES: CONSTRUCTION BY LESSOR. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, for the rental term and upon the covenants and conditions herein stated, the following premises, consisting of a building (the "Building") to be designed and constructed by or on behalf of Lessor in accordance with the final plans and specifications attached hereto as Schedule A and made a part hereof (the "Plans and Specifications") on land in the Town of Kirkwood, County of Broome, New York adjacent to Route 11 and more particularly described in Schedule B attached hereto and made a part hereof, together with the right to use the main access road and private road to the main highway as depicted on the Site Plan as hereinafter defined, to be used in common with other property (said land, building and appurtenances known as the "Premises").

      Lessor shall be responsible for and shall construct to completion all elements of the Building and site improvements as set forth in the Plans and Specifications and shall include, whether or not set forth on the Plans and Specifications recycled asphalt access drive, truck loading and parking areas, automobile parking sufficient for fifty (50) cars, curbing and bumpers, lot striping, sidewalks to entrances, storm drainage facilities as required and a rail siding (which siding may extend to serve and be used in common with other property), all truck ramp doors shall be at least 18 feet wide and 16 feet high, an indoor utility sink, garage doors allowing sufficient height clearance for fork lift use to, on and under the door areas and curbing on each side of the ramps from ground level to warehouse floor level, the two rail access doors shall be evenly spaced across the Building and the first and second floor plans shall be reversed. Lessee shall make available to Lessor, and shall deliver to the Premises within forty-five (45) days of receipt of Lessor's written request, the items set forth on Schedule B-1 attached hereto and made a part hereof; provided, however, if Lessee is unable to make all or any part of such items available within said forty-five (45) day period, due to circumstances beyond Lessee's control, Lessee shall have an additional thirty (30) days to make such items available, at which time, if such items are not available, Lessor shall purchase such items at the lowest price reasonably available and submit an invoice to Lessee for such items which Lessee shall pay within thirty (30) days of receipt.

      All construction work shall be performed and completed in a good and workmanlike manner, in accordance with all rules and regulations of insurance carriers and governmental authorities having jurisdiction over the Premises. Lessor at its expense shall obtain any building permits, occupancy permits or certificates necessary for the lawful construction and occupancy of the Premises by Lessee for the purposes set forth herein.

      Lessor shall enforce for the benefit of Lessee any and all warranties obtained from Lessor's general contractor, or any subcontractor or supplier, including, without limitation, American Buildings Company. Further, Lessor shall obtain, at Lessor's cost all warranties available for the structure supplied by American Buildings Company except the "weatherproofing" warranty which shall be obtained only at Lessee's cost and upon Lessee's written request.

      2. Expansion of Building. Lessor represents that, as of the date hereof, the construction of an addition to the Building, as described below, would be consistent with existing zoning and other applicable building, planning and environmental laws and regulations. Lessor agrees to obtain a building permit (or written evidence reasonably satisfactory to Lessee to the effect that a building permit could lawfully be issued) for an addition, described below, (the "Addition") prior to commencement of construction of the Building (unless Lessee shall have authorized commencement prior to receipt of such permit).

      Lessor agrees to build the Addition to the Premises to be constructed pursuant to this Agreement upon the following terms and conditions provided that the Town of Kirkwood agrees to issue all necessary permits for the construction and occupancy of said Addition. Lessor shall use its best efforts to obtain such permits.

      If Lessee elects to expand the Building as shown on the site plan attached hereto as Schedule C and made a part hereof (the "Site Plan"), then Lessor shall prepare preliminary plans and specifications for the Addition, together with a proposal for additional rent (and security) for said construction. Upon the acceptance of the preliminary plans and specifications and proposed additional rental and security by Lessee, the parties shall enter into an agreement modifying the rent and security and Lessor shall prepare final plans and specifications for the Addition and shall construct the Addition after Lessee's approval of the final plans and specifications. The Addition shall be at the same floor elevation as the Building and shall include an extension of the rail siding to serve the Addition. Said Addition to the Building shall not exceed fifty (50%) percent of the area (40,000 sq. ft.) of the Building originally to be constructed on the Premises and shall be of the same pre-engineered metal construction using the same basic design and materials as the Building. Such Addition will be in conformance with then existing Zoning Laws of the Town of Kirkwood. Lessor shall lease the Addition to Lessee under the same terms and conditions as herein provided, commencing upon the completion of the Addition, but with rent to be payable at a rate mutually agreed upon, such rate to be determined prior to construction as set forth above. In the event Lessor and Lessee are unable to agree upon final plans and specifications or a mutually satisfactory rent or security, then Lessor shall not be obligated to construct the addition and this Lease shall continue as otherwise provided. Lessor shall not be obligated to construct the addition unless there are at least 6 years remaining on the term of this Lease (including any Renewal Term hereof for which Lessee agrees to exercise its option). In the event of construction of the Addition to the Building, Lessor shall enforce for the benefit of Lessee any and all warranties obtained from Lessor's general contractor, subcontractors or suppliers, including, without limitation, the manufacturer of the Addition or its components. The Addition, upon completion, shall be deemed a part of the Premises as defined herein.

      In the event Lessor is unable to construct the Addition as designated by Lessee (except as set forth below), Lessee shall have an option to purchase the Premises at the price of the greater of $2,000,000.00 or the Fair Market Value, as established herein, under the following terms and conditions, provided, the failure of the parties to agree upon a satisfactory lease rental and security or upon plans and specifications for the proposed addition shall not constitute grounds for the exercise of this option.

      The Fair Market Value of the Premises shall be such value as determined by an independent appraiser (with MAI designation) as shall be selected by the concurrence of Lessor and Lessee. If Lessor and Lessee are unable to agree upon an appraiser, both Lessor and Lessee shall each designate an MAI appraiser and such designated appraisers shall select a third MAI appraiser who shall appraise the Premises and determine its Fair Market Value. Lessor and Lessee shall endeavor to agree upon an appraiser within thirty (30) days of Lessee's exercise of its option. In the event no appraiser is agreed upon within such thirty (30) day period, each party shall designate its appraiser within fifteen (15) additional days and such appraiser shall designate the final appraiser within a further fifteen (15) days. The appraiser or appraisers having the authority to determine Fair Market Value in accordance with the terms of this Lease shall be directed to render a determination within fifteen (15) days of the date on which his or their authority to make such determination becomes final. The determination of the appraiser or appraisers shall be final, binding and non-appealable. In the event either party fails to designate an appraiser within the referenced time, the selection made by the other party shall govern. Lessee's option to purchase the Premises shall be exercisable in writing within ninety (90) days of Lessor's written notification to Lessee that Lessor is unable to construct the Addition.

      Closing under the sale of the Premises shall take place within  forty-five
(45) days of determination of the Fair Market Value of the Premises at which time Lessor shall deliver its Bargain and Sale Deed with Covenants against grantor's acts for the Premises conveying good and marketable title, free and clear of all liens and encumbrances, except those easements and restrictions set forth in Schedule D, and subject to rights of others in the railroad siding and to utility easements for the benefit of adjoining users, provided such easements do not prevent use of the Premises as contemplated herein. Lessor shall concurrently deliver an owner's title insurance commitment on the current ALTA form insuring title as aforesaid. Seller shall pay all transfer fees and taxes. Rent and other current charges shall be adjusted as of the date of closing and closing expenses shall be allocated or paid as customarily provided in Broome County, New York.

      3. RENTAL TERM. The initial rental term is eight (8) years, commencing July 1, 1986 or on such later date as the Premises are substantially completed and ready for occupancy. Lessor shall complete the Premises as soon as reasonably possible but subject to delays, if any, in construction occasioned by labor dispute, material, equipment, transportation or labor shortages, delay or back order in material shipment, inclement weather, casualties or acts of God or other causes beyond Lessor's control (any of the foregoing events or circumstances being referred to herein as a "Force Majeure") and the completion time shall be extended from the period of all such delays. Notwithstanding the foregoing, in the event the Premises are not substantially completed and ready for occupancy by October 1, 1986, Lessee shall have the option to terminate this Lease by written Notice to Lessor within 30 days of such date; provided, however, that such date shall be extended by the number of days delay in delivery of the items which Lessee is to deliver to Lessor pursuant to Section 1 of this Agreement.

      The  Premises  shall be  deemed  substantially  completed  and  ready  for occupancy upon the satisfaction of all of the following conditions: (1) the Premises are fit for Lessee's Intended Use, defined below, being so physically completed, except for items of minor adjustments, finishing work to be done by Lessee and the like, that the Premises are in such physical condition that the same reasonably may be lawfully and in fact used and occupied by Lessee as provided in Paragraph 5; (2) a permanent or temporary Certificate of Occupancy has been issued by the appropriate governmental official; (3) Lessee has received a certification (at Lessee's cost) from a professional engineer licensed in New York State reasonably acceptable to Lessor and Lessee and identified on Schedule F attached or to be attached hereto and made a part hereof (the "Approving Engineer") certifying that the Building has been completed in accordance with the Plans and Specifications, this Lease and all applicable governmental regulations and building codes (the "Completion Certificate"); (4) Lessor has notified Lessee of substantial completion tendering possession of the Premises to Lessee; and (5) five days have elapsed since the date of such notice. Lessor and Lessee shall enter into a written memorandum specifying the precise commencement date. In the event the Approving Engineer ceases business operations or otherwise fails to perform the functions ascribed to him hereunder, Lessor and Lessee shall agree on a new professional engineer licensed in New York State to serve as the Approving Engineer, such selection to be made within fifteen (15) days of written notice by either party of such failure of performance, provided, however that the Approving Engineer's failure to provide the Completion Certificate because he believes the criteria for providing same have not been met, shall not be deemed justification for asserting that the Approving Engineer has failed to perform. In the event Lessor and Lessee fail to agree on a substitute Approving Engineer within the aforesaid fifteen (15) day period, they shall, within five (5) days, each provide the names of two (2) engineers meeting the criteria set forth herein and willing to so serve and the substitute Approving Engineer shall be selected by lottery from among the four (4) names, (or from the two (2) names if one of the parties has failed to timely submit names) such selection to be made two (2) days following the aforesaid five (5) day period.

      Lessee shall have the option of renewing the term hereof, provided Lessee is not then in default under any provision of this Lease, for an additional five
(5) years (the "First Renewal Term") and thereafter for an additional two (2) years (the "Second Renewal Term) in each event upon giving Lessor written notice one hundred eighty (180) days prior to the expiration of the then current term of Lessee's exercise of its option to renew.

      Lessor shall provide to Lessee, at the same time it provides such items to any lender financing the Premises, (i) a survey of the Premises prepared by a surveyor licensed in the State of New York, and (ii) a current title report on the Premises, which report shall include copies of all items shown of record with respect to the Premises.


      4. DEPOSIT; RENTAL AMOUNT; SECURITY. Lessee shall pay, upon execution hereof, a deposit payment of $25,000.00 to be credited as herein provided and to be refunded in the event Lessee is entitled to terminate this Lease by reason of Lessor's material breach. The annual rental during the initial rental term and for both the First Renewal Term and the Second Renewal Term is $165,000.00, per year, payable (except as herein provided) in equal monthly installments in advance, on the first day of each month of the term. Rent shall be prorated for partial months and Lessee's deposit payment shall be credited against the first five (5) months' installments of rent, at the rate of $5,000.00 per month. All rental payments shall be made to Lessor at Lessor's address aforesaid or to such other payee and/or such other place as Lessor, by ten days' prior written notice, shall designate to Lessee.

      In the event Lessee elects not to exercise its option for the First Renewal Term, then Lessee shall pay to Lessor 150 days prior to the expiration of the initial rental term, the sum of $165,000.00 plus an amount equal to one year's rent for the Addition, if constructed pursuant to Paragraph 2, prior to the end of the initial rental term.

      5. USE OF PREMISES. Lessee shall have the right to use the Premises for any lawful purpose, subject to (a) applicable zoning and other ordinances and regulations, (b) all existing building restrictions of record, none of which ordinances or restrictions shall limit or prohibit use of the Premises for Lessee's Intended Use (herein defined) and (c) the restriction that the Premises will not be used for any noxious or offensive purposes, shall not constitute a nuisance and shall not be used in a manner which would be unreasonably detrimental to Lessor's development of its adjoining properties for industrial purposes. Lessor warrants that Lessee may use the Premises for office purposes and for Lessee's business of warehousing, storing, fabricating, assembling, shipping and receiving of building or other materials, millwork and related work in progress ("Lessee's Intended Use").

      Lessor warrants that the Premises is not situated in the 100 year flood hazard area as designated by the Department of Housing and Urban Development.

      6. ADDITIONAL RENT. As additional rental, Lessee shall pay to Lessor, within fifteen (15) days after Lessor certifies to Lessee the amount thereof, but not prior to fifteen (15) days prior to the date such amounts are due to the applicable governmental authority, all ad valorem real property taxes, school taxes, special assessments or payments to governmental instrumentalities in lieu of taxes assessed against the Premises, including any additional construction, to the extent such payments exceed $18,000 per annum.


      Nothing herein contained shall be construed to include as "taxes" any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Lessor.
Lessee shall have the right to contest real estate taxes or other charges assessed against the Premises.

     7. UTILITIES. Lessor warrants and represents that at the commencement of the initial rental term the following utilities will be available for the Premises for use by Lessee: electricity, gas (if made available by the utility to the industrial park of which the Premises is a part) potable water, sewer, telephone service. All hook up and connection charges to bring these utilities into the Premises shall be borne by Lessor. Following installation, Lessee shall pay for all charges by public authority or private utility for any and all water, sewer, electric, gas, telephone and other utility service supplied to the Premises and used by Lessee during the rental term.

      8. MAINTENANCE OF PREMISES. Except as otherwise provided herein, Lessee, at Lessee's sole expense, shall maintain the Premises in good order and condition and make all repairs and replacements to the Building (except those which are the responsibility of Lessor), parking areas adjacent to the Building, the sidewalks, curbs and all areas used in connection with the operation of the Premises.

      Lessor shall, throughout the initial rental term and any renewal term, have the obligation of maintaining the roof, foundation, structural supports and exterior walls of the Building, excluding any casualty arising directly from any negligent act or omission of the Lessee, and shall further undertake and initiate all repairs or maintenance to the Premises covered by any warranties given to Lessor. Lessor shall remain responsible for cleaning, maintenance, repair and replacement of any common facilities which serve the Premises and any other property, including the rail spur, and, as applicable, any common access drive and any water, sewer, drainage or utility facilities, unless such access drives have been dedicated by Lessor and accepted by the Town of Kirkwood or if such utilities are provided by any municipality or by a regulated utility.


      Lessee shall make no alterations or additions to the Premises without Lessor's consent, which shall not be unreasonably withheld or delayed. All alterations or additions made with such consent shall be part of the Premises and the property of Lessor, subject to the terms of this Lease unless otherwise provided by the instrument of consent. Lessee's trade fixtures, equipment or other personal property placed on the Premises may be removed by Lessee at any time during the rental term; but if installation of any of same in or on the Premises or the removal therefrom of any thereof causes damage to the Premises, all such damage shall be fully repaired promptly by Lessee at Lessee's expense.

      Lessor agrees that Lessee may and shall be permitted to erect either a free standing or facade sign on the Premises identifying the location of Lessee's facility, provided the sign is acceptable to the Town of Kirkwood and reasonably acceptable to Lessor.

      9.   INSURANCE.   Lessee  shall  provide  and  keep  in  effect  upon  the
commencement of the initial rental term of this Lease and throughout such term and any renewal term, for the benefit of Lessee and Lessor:

           (a) A policy of public liability insurance and property damage insurance in an amount not less than $10,000,000.00 with respect to the Premises covering both the Lessor and the Lessee. The Lessor shall be named as an additional insured on such policy. Such policy shall not be required to be obtained by Lessee until the commencement of the initial term of this Lease.

           (b) A policy or policies of insurance against loss by hazards covered by the standard fire and extended coverage endorsement and such additional hazards as are required to be insured against by Lessor in an amount equal to the full replacement cost of the Premises, plus all fixtures, equipment and facilities therein. The Lessor shall be named as an additional insured on such policy. The proceeds of such insurance shall be payable to the Lessor for use in accordance with Section 10. Said policy shall also provide for rental interruption insurance for the benefit of the Lessor in an amount equal to one year's gross rental income.

           (c) Lessee shall provide Certificates of Insurance evidencing the insurance coverage required in Paragraphs 9(a), 9(b) and 9(c). Lessee shall also provide a policy of standard "builders risk" insurance commencing upon execution of this Lease.

      10. DAMAGE BY FIRE, ETC. In the event of damage to the Premises by fire or other casualty during the rental term, Lessee shall notify Lessor thereof immediately.

      Except during the last two years of the initial, rental term or of an exercised renewal term, Lessor shall repair and restore the Premises to its condition prior to the damage. Work shall commence promptly after the damage is surveyed and insurance payment therefor is assured but, in any event, not more than 30 days after the damage occurs or 10 days after insurance proceeds are received, whichever is later; and the work shall be completed as soon as reasonably practical, and in any event within 150 days after commencement, such commencement and completion being subject to delays incident to a Force Majeure.

      If, such damage is not repaired and the Premises restored substantially to their condition before the damage within one-hundred fifty (150) days after work therefor is commenced (which one-hundred fifty (150) day period may be subject to extension for a period not longer than an additional one-hundred twenty (120) days by reason of a Force Majeure) Lessee shall have the option either to terminate this Lease or to direct Lessor to continue to repair the damage and restore the Premises.

      If, at the time of a casualty (whose restoration would require more than sixty (60) days time, in Lessor's reasonable estimation) two years or less remain in the term (inclusive of exercised renewal terms), Lessor may terminate this Lease unless Lessee shall agree to extend the then current term (or exercise a renewal term, as applicable) in order that this Lease shall continue for a minimum of four (4) years from such casualty at the same terms and conditions as set forth herein. Notice of the manner of Lessor's exercise of the option shall be given to Lessee within thirty (30) days after the damage occurs, and Lessee shall have thirty (30) days after receipt of such notice to notify Lessor whether it accepts such termination or elects to extend or renew the term.

      If the Premises are rendered wholly or partially untenantable by such casualty or by action of public authority by reason thereof, the rental and additional rental payable by Lessee hereunder shall be abated for the period intervening between the date of the casualty and the date the casualty is repaired and the Premises are restored so as to be substantially completed and ready for occupancy as defined in Paragraph 3. Such abatement shall be apportioned and applied only to that part of the Premises so rendered untenantable, provided, however, that if such portion of the Premises is rendered untentable as would make the entire Premises commercially impracticable for Lessee's use, such abatement shall apply to the entire Premises.

      11. EMINENT DOMAIN. Lessee hereby assigns to Lessor all rights to compensation or damages, if any, with respect to the fee interest in the Premises on condemnation of the Premises in whole or in part under power of eminent domain. Lessee shall be entitled to any separate award or compensation or damages related to its interest or property in the Premises, including business dislocation and relocation payments, provided that no such award or payment shall reduce or diminish the condemnation award otherwise payable to Lessor as the owner of the Premises.

      If any such condemnation of all or any substantial part of the Premises renders the Premises unusable for the purposes for which it was being used prior to the taking, Lessee, by 30 days' prior written notice to the Lessor, may terminate this Lease; but if the Lease is not so terminated, Lessor shall make such repairs, if any, as are reasonably necessary to restore the part thereof not condemned to tenantable condition. Lessor, in so doing, shall not be required to expend more than the net amount received by Lessor in the condemnation proceedings for damage to such part of the Premises not condemned unless Lessee pays the amount of the excess of the expenditure. Restoration repairs, if made, shall begin within thirty (30) days after Lessee vacates the part of the Premises condemned and shall be completed with reasonable diligence, subject, however, to delays incident to governmental regulation, unavailability of material or labor and other causes beyond Lessor's control; but, if such restoration is not completed within one hundred fifty (150) days after such work is commenced, Lessee shall have the option to terminate this Lease or to direct Lessor to continue restoration.

      12. ASSIGNMENT AND SUBLETTING. Upon notice to Lessor, Lessee shall have the right, at any time and from time to time, to assign this Lease and to sublet all or any portions of the Premises, provided the Letter of Credit (as defined herein) shall remain in full force and effect. Except for assignments made pursuant to subpart (B) in the following paragraph, no assignment or subletting shall release Lessee from Lessee's obligations and commitments.

     Lessee may (A) assign this Lease or sublet all or part of the Premises to a subsidiary corporation in which it has and, throughout the period of Lease if assigned, or the period of subletting, continues to have a controlling stock interest; or (B) assign this Lease to any corporation with which it consolidates or merges provided that (a) the net assets of the surviving corporation immediately following the consolidation or merger, determined in accordance with generally accepted accounting principles, shall be not less than the net assets of Lessee immediately preceding the consolidation or merger, determined in like manner and (b) Lessee provides Lessor, immediately following the consolidation or merger, with evidence satisfactory to Lessor of the fact of consolidation or merger, the aforesaid net asset value of the surviving corporation and the assumption by the surviving corporation of all of Lessee's obligations and commitments hereunder. No assignment or subletting pursuant to this paragraph shall affect the continued effectiveness of the Letter of Credit for its full term.

      Notwithstanding the foregoing, in the event a proposed assignment by Lessee is incident other than to (i) a bona-fide sale or transfer of Lessee's or Lessee's parent's business or (ii) a corporate reorganization or restructuring by Lessee or Lessee's parent, Lessor shall have the right to terminate this Lease, provided notice of termination is given by Lessor within thirty (30) days of Lessee's notice of the proposed assignment, and upon such termination neither party shall have further obligations under this Lease.

      13. SUBORDINATION. At Lessor's request Lessee shall execute, acknowledge and deliver to Lessor, in recordable form, from time to time, such instruments as are necessary or appropriate to subordinate Lessee's estate and interest hereunder to any mortgage, trust deed or similar encumbrance held by an institutional lender, Industrial Development Agency or its institutional mortgagee ("Mortgage") imposed upon the Premises or any property of which the Premises are a part or upon Lessor's estate and interest therein, provided that the holder of such Mortgage, simultaneously executes, acknowledges and delivers to Lessee, in recordable form, an agreement not to disturb Lessee's right in or possession of the Premises so long as Lessee is not in default hereunder. The holder of any such Mortgage, now or hereafter having priority over this Lease may subordinate same to this Lease by notice to Lessee and without Lessee's consent and, upon such subordination, such holder shall have the same rights with respect to this Lease as though this Lease had been executed and delivered prior to execution and delivery of said Mortgage, and had been assigned by Lessor to such holder.

     14. INDEMNITY. Lessee shall save and keep Lessor harmless and indemnified from all loss or damage to any person or property while on the Premises arising from any violation or non-performance of the Lessee's obligations under this Lease or negligence of the Lessee, its agents, servants, licensees, or invitees (unless caused by the act, negligence or default of Lessor, its employees, agents, licensees or contractors).

      Lessor shall save and keep Lessee harmless and indemnified from all loss or damage to any person or property while on the Premises arising from any violation or non-performance of the Lessor's obligations under this Lease or the negligence of the Lessor, its agents, servants, licensees, or invitees (unless caused by the act, negligence or default of Lessee, its employees, agents, licensees or contractors), provided that such indemnification shall not extend to loss or damage covered by Lessee's hazard insurance coverage.

      15. LETTER OF CREDIT. At all times during the term of this Lease, Lessee will maintain an Irrevocable Letter of Credit (the "Letter of Credit") in favor of the Lessor, in substantially the form of Schedule E attached hereto and made a part hereof, and in an amount not to exceed the amount as shown on Exhibit E. Lessor and Lessee agree with respect to the Letter of Credit that:

        (a) The Letter of Credit will be established and maintained with a Bank reasonably acceptable to Lessor. Pittsburgh National Bank is deemed reasonably acceptable to Lessor.

        (b) Lessee shall have the right to substitute a new Letter of Credit for an existing one so long as the provisions of this Section 15 of the Lease Agreement are preserved. In the event the Letter of Credit is terminated or not renewed by the issuer or in the event any substitute letter of credit is terminated or not renewed by the issuer thereof, Millwork Industries, Inc. shall have the right to obtain and deliver to the beneficiary a substitute letter of credit in form and substance substantially equivalent to the Letter of Credit, or provide other security acceptable to beneficiary. Such beneficiary agrees not to exercise its right to draw upon the Letter of Creditor (or any substitute Letter of Credit) as set forth in the Letter of Credit so long as the substitute Letter of Credit or other acceptable security is received by the beneficiary within the applicable time period under the Letter of Credit.

        (c) The Beneficiary under the Letter of Credit (as defined therein) will be entitled to draw sums in such manner prescribed by the Letter of Credit only at or after such date as the Premises is substantially completed and ready for occupancy as defined in Section 3 of this Lease Agreement and as evidenced by delivery to the issuer of the Letter of Credit of the Completion Certificate and then in such event and only in such event as Lessee fails to pay rental payments or other money under the terms of this Lease Agreement. In the event the Letter of Credit (or any substitute letter of credit) is drawn upon due to the cancellation thereof by the issuer and Lessee's failure to provide a substitute letter of credit or other collateral acceptable to Lessor within 25 days of Lessor's receipt of notice of cancellation, all amounts received by Lessor by virtue of such draw shall be credited against rent due hereunder, starting with the next payment due and continuing to be credited against consecutive payments thereafter, and Lessor shall not be entitled to enforce any remedies provided under this Lease Agreement against Lessee for non-payment of rent so long as such credit is available and thereafter so long as Lessee then commences to pay rent due hereunder.

        (d) The amount of any draft drawn under the Letter of Credit will not exceed the amount which Lessee is required to pay in accordance with this Lease. Any amounts realized by the Lessor upon reletting of the Premises or other revenues that would constitute mitigation of damages under New York law shall be credited against amounts deemed to be required to be paid by Lessee to Lessor under the Lease in determining the amount which Lessor may draw under the Letter of Credit.

        (e) The beneficiary will be entitled to draw such amounts as Lessee would be required to pay under the Lease whether or not the Lessee has entered into bankruptcy proceedings.

        (f) The Letter of Credit may be transferred to a permanent lender for the Premises, provided however that such transferee as a condition of such transfer shall be required to execute this Lease and become a party hereto with regard to those provisions of the Lease pertaining to the Letter of Credit.

     16. LESSOR'S ACCESS TO PREMISES. At any reasonable time, in a reasonable manner, and upon prior notice to Lessee, Lessor may inspect the Premises and show same to prospective purchasers, lienholders and others having a legitimate interest therein and it may enter the Premises for any purpose of this Lease. Lessor may also place, in reasonable locations on the Premises, notices for sale or lease thereof or part thereof at any time within nine months before expiration of the initial term and any renewal terms.


     17. SURRENDER OF POSSESSION. At the end of the initial rental term, any renewal term or on earlier termination hereof, Lessee shall surrender the Premises to Lessor in the condition in which Lessee is required to keep same hereunder, reasonable wear and tear excepted, with all signs, office fixtures, equipment and other property that the Lessee is entitled hereunder to retain removed therefrom without damage thereto and repairing any damage to the Premises resulting from such removal.

     18. GOVERNMENTAL REGULATION. Lessee, throughout the rental term, shall fully comply with all laws and governmental regulations applicable to the Premises provided, however that compliance in the nature of capital expenditures shall remain the responsibility of Lessor, unless such capital expenditures are necessitated by reason of Lessee's use of the Premises, in which event such expenditures shall be borne by Lessee. Lessee may legally contest the validity or applicability of any such law or regulation, however, provided that such contest does not jeopardize the Premises or Lessor's interest therein.

     19. DEFAULTS AND REMEDIES. If, during the initial rental term or any renewal term, (a) Lessee fails to comply with any of its commitments or obligations hereunder and such failure continues for ten days following notice in the event of failure to pay rent or other sums due hereunder, or for thirty days following notice in the event of any other such failure, or (b) Lessee makes an assignment for benefit of creditors, commits an act of bankruptcy or files a petition in bankruptcy or under any insolvency law, or (c) such a petition is filed against Lessee and not dismissed within sixty days thereafter, or (d) Lessee commits an anticipatory breach of the Lease prior to the commencement of the rental term, then Lessee shall be deemed to be in default hereunder.

     Upon any such default by Lessee, Lessor may take possession of the Premises and all alterations, additions and improvements thereto in any lawful manner and Lessee shall permanently surrender same forthwith. Upon so taking or otherwise recovering or receiving possession of the Premises, Lessor shall endeavor to relet same for Lessee's account or otherwise, collect all rentals therefor and apply such rentals (a) to Lessor's expenses of recovering possession of the Premises, including reasonable attorneys' fees in connection with recovering possession of the Premises or collecting any sums due under the terms of this Lease, or enforcing any obligations under this Lease, and (b) to fulfilling Lessee's commitments and obligations for the entire rental term hereunder. In any event, Lessee shall be liable for and pay to Lessor on demand, as and when the amounts thereof are determined, all deficiencies in the avails of such reletting to meet such expenses, costs, including reasonable attorney's fees as set forth above and rent hereunder for the entire unexpired balance of the term, and all other commitments and obligations. In the event of a default by Lessee which is not cured within the applicable cure period prior to the commencement of the First Renewal Term, Lessor's damages shall include the sum of $165,000.00 plus an amount equal to one year's rent for the Addition, if constructed, as provided in Paragraph 4 of this Lease. The obligation to pay this sum shall not be offset by any rentals which may be collected by Lessor at anytime after the initial rental term.

     Alternatively, upon any such default by Lessee, Lessor may terminate this Lease or treat same as terminated by Lessee and/or proceed against Lessee in any lawful manner for recovery of damages arising from Lessee's default.

     Lessor shall have no right (and hereby expressly waives any such right) to distrain, levy upon or sell any property of Lessee in the Premises without prior notice to, and entry of judgment against, Lessee.

     Upon any default hereunder by Lessor, Lessee shall have the right, upon thirty days notice to Lessor and to any mortgagee of which Lessee has been given notice, set-off against rents due hereunder or pursue any remedy provided by law.

     20. NOTICES. All notices, certificates and requests hereunder by either party hereto to the other shall be in writing hand delivered or sent by registered or certified mail with return receipt to the addresses for each party aforesaid. Either party, on ten days' prior written notice to the other, may designate a different address to which notices, certifications or requests to that party shall be delivered or addressed.

     21.QUIET POSSESSION. Lessor, for itself and its successors and assigns, hereby covenants and agrees so long as Lessee complies with all of the terms, covenants and provisions of this Lease, that Lessee shall have the peaceful and quiet use of the Premises without let or hindrance and Lessor shall warrant and defend Lessee in such peaceful and quiet use and possession against the claims of all persons.

     22. RIGHT OF FIRST REFUSAL. Lessee shall have the right of first refusal to purchase the Premises at the same price and pursuant to the same material terms and conditions as set forth in any bona fide offer or agreement to purchase the Premises or any interest therein, or any part thereof received by Lessor at any time during the term of this Lease or any extension or renewal thereof ("Offer"). Upon the receipt by Lessor of an Offer, Lessor shall deliver a copy thereof to Lessee. Lessee shall have thirty (30) days from receipt of a copy of an Offer to notify Lessor of Lessee's intent to purchase the Premises, which notification shall be deemed to bind Lessor and Lessee to the terms of the Offer to the same extent as if each had executed an Agreement of Sale including such terms. Notwithstanding anything to the contrary set forth in the Offer, the closing date provided therein shall be amended to the later of (i) such date or
(ii) the date sixty (60) days after Lessee's receipt of a copy of the Offer. If Lessee fails to deliver written notice of its intent to purchase the Premises within thirty (30) days of receipt of a copy of an Offer, this right of first refusal shall be deemed to have been waived by Lessee. This right of first refusal shall not apply with respect to any offer to purchase the Premises by
(a) Anthony J. Cerasaro,  Eugene F. Roma and Anthony F. Roma (the "Principals");
(b) a wholly-owned subsidiary, parent or corporation resulting from a bona fide merger or consolidation of Lessor; (c) a corporation in which the Principals are the majority stockholders; (d) a limited partnership in which any of the Principals is a general partner or a controlling partner in or controlling shareholder of the general partner; or (e) a general partnership in which any Principal is a partner.

     23. RECORDING; INFORMATION. Upon request by Lessee, Lessor agrees to execute a memorandum of this lease in recordable form which memorandum may be recorded by Lessee. Lessor further agrees to execute and deliver such further affidavits, information or assurances reasonably necessary in order to permit Lessee to obtain title insurance for its leasehold interest. Lessor shall provide Lessee with copies of the most recently available title policy and survey for the Premises.

     24. APPLICABLE LAW. This Lease and the rights and obligations of both parties hereto hereunder shall be governed by the laws of the State of New York.

     25. MODIFICATION OF LEASE. The terms, covenants and conditions hereof may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought. The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant, or condition of this Lease to be performed or observed by the other party hereto shall not constitute a waiver or relinquishment for the future of any such term, covenant, or condition.

     26. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and all prior agreements either oral or written are merged into this Agreement.

     27. SUCCESSORS AND ASSIGNS. The terms, covenants, and conditions of this Lease shall be binding upon and shall inure to the benefit of Lessor and Lessee and their respective executors, administrators, heirs, distributees, legal representatives, successors and assigns.

     28. COOPERATION. Lessee hereby agrees to cooperate with Lessor in connection with any application for financing of the construction of the Premises through the issuance of industrial revenue bonds by the Broome County Industrial Development Agency, and further agrees to execute such documents reasonably necessary in furtherance of said application and the financing contemplated thereunder; provided, however, that in no event shall Lessee be obligated to take any action or execute any document which would impair Lessee's rights or increase Lessee's obligations under this Lease, nor require Lessee to incur any direct or indirect cost or expense (unless Lessor reimburses Lessee for such cost or expense).

      WITNESS DUE EXECUTION hereof by the parties hereto the date first above stated.
                                     LESSOR:
                                     5 MILE POINT INDUSTRIAL PARK, INC.


                                       By: /s/ ANTHONY J. CERASARO
                                          --------------------------------------
                                        ANTHONY J. CERASARO, President


                                     Attest:
                                          --------------------------------------
                                                                       Secretary
[Corporate Seal]
                                     LESSEE:
                                     MAMCO MILLWORKS OF NEW YORK, INC.


                                       By: /s/ WM C.A. COSTELLO
                                          --------------------------------------
                                        WM C.A. COSTELLO, JR, President


                                     Attest:
                                           -------------------------------------
                                            JOSEPH BERGER,
                                            Assistant Secretary
[Corporate Seal]
                                     ASSIGNEE OF BENEFICIARY OF LETTER OF
                                     CREDIT:

                                      Name:_____________________________________

                                      By: ______________________________________

[Corporate Seal]                      Attest: __________________________________

STATE OF NEW YORK :
                     : SS
COUNTY OF BROOME:
      On this 9th day of September , 1985, before me duly sworn, Anthony J. Cerasaro , did depose and say that he resides at 408 South Liberty, Endicott, NY ; that he is the President of 5 MILE POINT INDUSTRIAL PARK, INC. the corporation described in, and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                             ______________________________
                                                      Notary Public

STATE OF NEW JERSEY      :
                         : SS
COUNTY OF GLOUCESTER:
      On this 28th day of August, 1985, before me duly sworn, WM. C.A. Costello, Jr., did depose and say that he resides at 139 Forest Road, Morristown N.J. 08053; that he is the President of MAMCO MILLWORKS OF NEW YORK, INC., the corporation described in, and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

                                             _______________________________
                                                      Notary Public